Power of Attorney

 Know all by these presents, that the undersigned hereby constitutes and appoints each of Peter Federico, Kenneth L. Pollack, and Kasey Reisman, as the undersigned?s true and lawful attorney-in-fact to execute and file on behalf of the undersigned in the undersigned?s capacity as a Director and/or Officer of AGNC Investment Corp. (?AGNC?) all

necessary and/or required applications, reports, registrations, information, documents and instruments filed or required to be filed by AGNC or the undersigned with the Securities and

Exchange Commission (?SEC?), any stock exchanges or any governmental official or agency,

including without limitation:

1) execute and file Forms 3, 4 and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules thereunder and a Form ID,

Uniform Application for Access codes to file on EDGAR, if necessary;

2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such

Form 3, 4, 5 or Form ID and timely file such Forms 3, 4, 5 or Form ID,

including amendments thereto;

3) execute and file Form 144 in accordance with Rule 144 of the Securities

Act of 1933, as amended, and the rules thereunder;

4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such

Form 144 and timely file such Form 144;

5) execute and file Schedules 13D and 13G in accordance with all applicable laws;

6) take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-

fact may approve in such attorney-in-fact?s discretion.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

 The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  Each of the attorneys-in-fact named herein shall have the power to act hereunder with or without the other.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is AGNC assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on the date set forth below.

Signature /s/

Date 10/12/21

Andrew Johnson, Jr.

Signature Page to Power of Attorney